Exhibit 99.1
Press Release, dated December 21, 2009

Two Rivers Water Company Acquires Extensions on its Options to Purchase Water Company

Denver, Colorado, December 21, 2009   Two Rivers Water Company (“Two Rivers”), formerly Navidec Financial Services, Inc. (OTC: NVDF.OB), through its 50% owned joint venture HCIC Holdings LLC, has completed the purchase of 18.11% of the shares of the Huerfano-Cucharas Irrigation Company (“HCIC”) in Southern Colorado.  Further, HCIC Holdings LLC has received extensions on options to acquire another 44.72% of HCIC.  The majority of the option extensions expire February 1, 2010.

“The option extensions represent a vote of confidence in HCIC Holdings LLC and their vision for HCIC and developing the distribution and storage of water in the Huerfano and Cucharas river basin,” commented John Stroh II, President of Two Rivers.

About Two Rivers Water Company (formerly Navidec Financial Services, Inc.)
Formed in December 2002, Two Rivers is currently focused on acquiring, controlling, perfecting and then selling water storage, water rights, and associated land to develop into a water company.

About HCIC Holdings
HCIC was formed in July 2009 to acquire, control, perfect and then sell water storage, water rights, and associated land to develop as a water company.

FORWARD LOOKING STATEMENTS

This announcement contains forward-looking statements about Two Rivers that may involve risks and uncertainties. Important factors relating to the Two Rivers’ operations could cause results to differ materially from those in forward-looking statements and further detailed in filings with the Securities and Exchange Commission (SEC) available at the SEC website (http://www.sec.gov). All forward-looking statements are based on information available to Two Rivers on the date hereof and Two Rivers assumes no obligation to update such statements.

Contact:  Kevin Lowther
Two Rivers Water Company
Symbol NVDF, OTCBB
Phone:  +1 (303) 222-1000
Email:  klowther@2riverswater.com